Bar Harbor Bankshares (NYSE American: BHB) Announces Acquisition of 8 Bank Branches in Central Maine July 8th, 2019

139 205 Forward Looking Statements 174 This presentation contains forward looking statements about the Company’s future plans, strategies and financial performance that 0 may be considered forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements are intended to be covered by the safe harbor provisions of the 162 Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor 97 provisions. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." These forward looking statements are based on current plans and 0 expectations, which are subject to a number of risk factors and uncertainties, many of which are beyond our control, which could cause the Company’s actual results to differ from those expressed in the forward looking statements. Risk factors relating both to the 119 transaction and the integration of the branch customers into Bar Harbor Bank and Trust after the completion of the transaction 192 include, without limitation: • Completion of the transaction is dependent on, among other things, the ability of the parties to satisfy the conditions precedent and consummate the announced Transaction and to secure of regulatory approvals and third-party consents, the timing of which cannot be 91 predicted with precision at this point and which may not be satisfied or received at all. 155 • The transaction may be more expensive to complete and the anticipated benefits may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events. 213 • The integration of the acquired customers and operations into the Company, which will include conversion of data and information from the seller’s operating systems to the Company’s operating systems, may take longer than anticipated or be more costly than anticipated or may have unanticipated adverse consequences. • The Company’s ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, the Company may incur more credit losses from the acquired loan portfolio than expected, deposit costs or attrition may be greater than expected, and wealth management or treasury service income may be less than expected. Additional risks and uncertainties that could cause the Company’s actual results to differ from those expressed in the forward looking statements are identified in its reports filed with the Securities and Exchange Commission, including its Quarterly Reports on form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K. The forward looking statements included in this release are made only as of the date of this release, and the Company does not undertake any obligation to update the forward looking statements to reflect subsequent events or circumstances. 2

139 205 Acquisition Summary 174 0 Completes Central Maine franchise footprint with low cost deposits 162 97 • 8 Full-service branches across Maine, adding to BHB’s existing 14 branches in Maine for a 0 total of 22, and increasing BHB’s total full service branches across our footprint to 56 119 • Total estimated deposits of $287 MM and loans of $111 MM 192 • Strong commitment to risk management 91 • Deposit premium of 6.3% and wealth management premium of 1.2 times annual revenue 155 213 • Immediate EPS accretion of $0.07 cents in Q4 of 2019 and $0.30 cents per year there after • TBV earn-back less than 5 years • Expected Closing: fourth quarter 2019 • $284 MM estimated wealth management AUM, which is expected to result in $1.7 MM in annual non-interest income 3

139 205 174 Branch Summary 0 162 • Bangor (3 branches) 97 ‒ Main Street 0 ‒ Stillwater Avenue 119 ‒ Union Street 192 • Brewer 91 • Newport 155 213 • Orono • Pittsfield • Waterville 4

139 205 Transaction Highlights 174 xxxxxxxxxxxxxxxxxxxxxx 0 Supporting Strategic Goals 162 97 •Materially strengthens presence in Maine •Fills in footprint around Bangor which supports strategic initiatives •Adding lower cost-of-funds (Acquired COF ≈ 0.68% vs. BHB of 1.05%)1 and improving our loan- 0 to-deposit ratio (102% to 96%) 119 •Improved access to existing customers, and new retail and commercial markets 192 Financially Acute 91 •All performance metrics improve after closing (NIM, Efficiency Ratio, EPS, ROA, and ROE) 155 •TBV dilution payback of less than 5 years 213 •Continued strong capital ratios and metrics post closing •Immediate benefits to liquidity and interest rate sensitivity Low Risk •A proven success with acquisitive transactions •Comprehensive due diligence process and seasoned senior management team •Established low cost deposit base 1 COF (Cost of Fund) based on most financials as of 03/31/2019 5